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                                                                   EXHIBIT 99(M)

                             AMENDMENT NUMBER ONE
                                    TO THE
                           BW/IP INTERNATIONAL,INC.
                                RETIREMENT PLAN
                 AS AMENDED AND RESTATED AS OF JANUARY 1, 1993



          The BW/IP International, Inc. Retirement Plan, as amended and restated as of January 1, 1993 (the "Plan"), is hereby amended in the following respects:

          1. The definition of "Employer" contained in Section 2 of the Plan is hereby amended by adopting the following as the last sentence of such definition:

          "BWIP Holding, Inc. effective as of January 1, 1994 has adopted the Plan and shall thenceforth be deemed an Employer for all purposes of this Plan."


          2.  Ratification and Re-Affirmation.
              -------------------------------

          Except as specifically amended hereby, the Plan, as heretofore amended to date, shall remain in full force and effect in accordance with its terms.

          3.  Effective Date.
              --------------

          The amended to the Plan set forth herein shall be effective as of January 1, 1994.
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          IN WITNESS WHEREOF, each employer has caused this plan to be executed as of the 27 day of October, 1993.
         ----       -------

                                            BW/IP International, Inc.


                                            By /s/ John D. Hannesson
                                               -------------------------------
                                            Its Vice President
                                               -------------------------------
                                                                    "Employer"


                                            BWIP Holding, Inc.


                                            By /s/ D.G. Taylor
                                               -------------------------------
                                            Its Vice President
                                                ------------------------------
                                                                    "Employer"

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